APPENDIX A

Funds and Classes as of: January 20, 2017

Fund	Classes
Affinity Small Cap Fund	Class A Class C Class I
Anfield Universal Fixed Income Fund	Class A Class C Class I
Breithorn Long/Short Fund	Class A Class I
Conductor Global Equity Value Fund	Class A Class C Class I Class Y
Hanlon Managed Income Fund	Class A Class C Class I Class R Investor Class
Hanlon Tactical Dividend Momentum Fund	Class A Class C Class I Class R Investor Class
Holbrook Income Fund	Class I Investor Class
LJM Preservation and Growth Fund	Class A Class C Class I
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Volatility Portfolio	Class I Class N

Redwood AlphaFactor Core Equity Fund	Class I Class N
Redwood AlphaFactor Tactical Core Fund	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N
RVX Emerging Markets Equity Opportunity Fund	Class A Class I Investor Class
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Satuit West Shore Real Return Fund	Class A Class I Class N Class R